EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, of TransCommunity Financial Corporation and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date:	October 12, 2007

NORTHAVEN PARTNERS, L.P.			NORTHAVEN OFFSHORE, LTD.

By:	Northaven Associates, LLC,
as General Partner

			By:	s/Paul R. Burke
Name: Paul R. Burke
Title: Director
	By:	s/Paul R. Burke
Name: Paul R. Burke
	Title: Member		NORTHAVEN ASSOCIATES, LLC

NORTHAVEN PARTNERS II, L.P.

By:	Northaven Associates, LLC,		By:	s/Paul R. Burke
	as General Partner		Name: Paul R. Burke
Title: Member

	By:	s/Paul R. Burke	NORTHAVEN MANAGEMENT, INC.
Name: Paul R. Burke
Title: Member

NORTHAVEN PARTNERS III, L.P.			By:	s/Paul R. Burke
Name: Paul R. Burke
By:	Northaven Associates, LLC,		Title: Vice President
as General Partner

	By:	s/Paul R. Burke	s/Paul R. Burke
Name: Paul R. Burke
Title: Member
s/Richard Brown

s/James L. Zech